CX Network Group Inc. Announces 10 for 1 Forward Stock Split.

BEIJING, CHINA, September 6, 2022 (GLOBE NEWSWIRE) -- Kun Peng International Ltd, formerly CX Network Group INC. (OTCPK: CXKJ) (the "Company") announced today that its Board of Directors has approved and declared a 10:1 forward split of its common stock with a record date of September 16, 2022, that will be effective at 12:01 AM on September 17, 2022 (Eastern Daylight Time). Our common stock will begin trading on a post-split basis at the opening of trading on the US markets on September 19, 2022.

At the effective time of the forward stock split, every one (1) share of $0.0001 par value common stock will be converted into ten (10) shares of par value $0.0001 common stock, without any change in the par value per share.

As a result of the stock split, holders of pre-split shares of common stock have the right to receive post-split shares of common stock at the ratio of ten (10) shares of post-split common stock for every one (1) share of pre-split common stock.

The Company's transfer agent is Transhare Corp., 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760, telephone: 727.289.0010.

'Our core goal is to continue to create value for our shareholders following a string of key milestones for the Company in recent months' said Richun Zhuang, Chief Executive Officer.

About Kun Peng International Ltd.

We are primarily engaged in the development and launch of a mobile social e-commerce platform, King Eagle Mall, which promotes preventive health care products and services as our core business. We adopt the S2B2C business model and integrate many major health care products and services. King Eagle Mall's products are divided into two sectors: self-operated products and strictly selected products which promote preventive health care. Our major products include health care products such as dietary supplements, nutritional health foods, beauty cosmeceuticals, and other categories (for instance, milk powder, dried fruits) health foods for supporting the cardiovascular system, and bone joint health. We offer collagen peptides, probiotics, and health foods for improving blood circulation and vein health, as well as household products which can promote and improve a healthier lifestyle of our members.

The Company's website is www.kp-china.com. Any material contained in or derived from the Company's websites, or any other website is not part of this press release.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words "believes,'' "anticipates," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company's actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following factors: (i) size and diversity of our member and paying subscriber bases; (ii) the timing and market acceptance of our apps, including the developments and enhancements to those apps and features; (iii) customer service and support efforts; (iv) selling and marketing efforts; and (v) our brand strength in the marketplace relative to our competitors. This also includes the risks contained under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended September 30, 2021, and Forms 10-Q, and the Company's other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

Contact person: Lili ZHANG

Tel. number: +86 -1087227012